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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 9, 1995 appearing on page F-1 of Biomagnetic Technologies, Inc.'s Annual Report on Form 10-K/A No. 2 for the year ended September 30, 1994. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 36 of such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Prospectus.



PRICE WATERHOUSE LLP


San Diego, California
August 17, 1995